February 11, 2000

Mr. Parimal S. Patel
10 Gould Road
Bedford, MA 01730

Dear Parimal:

As you know, Thermo Electron Corporation recently announced a corporate wide reorganization. As part of that reorganization, Thermo Electron Corporation announced that Thermo Ecotek Corporation will not be considered to be a core business. Therefore, the next twelve to eighteen months will be a period of challenge and transition for Thermo Ecotek ("TCK"). We recognize and appreciate your past contributions to TCK and would like you to continue your employment with us.

Transition Bonus Program

In order to provide an incentive for you to remain with TCK during this critical period of time we are granting you a Transition Bonus in the amount of $179,500. Thirty percent (30%) of the Transition Bonus will be paid on February 15, 2001 and seventy percent (70%) of the Transition Bonus will be paid you on February 15, 2002. Payment of the Transition Bonus is also subject to the other terms of this Agreement.

Terms of this Agreement

If you voluntarily terminate your employment with TCK or you are terminated for "Cause" (as defined below) before February 15, 2001 or February 15, 2002, as applicable, you will not receive the Transition Bonus. However, you may keep any portion of the Transition Bonus that has previously been paid. If your employment is terminated prior to February 15, 2002 without "Cause" or if there is a "Change in Control" of TCK (as defined below) you will be paid your full Transition Bonus. If you voluntarily obtain employment with Thermo Electron Corporation or one of its subsidiaries, you will be paid your Transition Bonus prorated on a daily basis to the date of your employment with Thermo Electron or its subsidiaries.

TCK will continue to employ you as an employee-at-will and you will receive your regular compensation and benefits. However, TCK retains the right to terminate your employment at any time with or without Cause, but if termination occurs without Cause or due to a Change in Control, you will receive payment of the Transition Bonus, as outlined above. You retain the right to voluntarily terminate your services with TCK at any time.

For purposes of this Agreement, "Cause" shall be determined by TCK in the exercise of good faith and reasonable judgement. "Cause" will include but not be limited to, breach of this Agreement by you, any act by you of gross personal misconduct, gross insubordination, material misappropriation of funds, fraud, dishonesty, gross neglect of or failure to perform the duties reasonably required of you pursuant to your employment, engaging in activities that are competitive with Thermo Ecotek Corporation's business or any conduct which is in willful violation of any applicable law or regulation pertaining to TCK's business.

"Change of Control" shall mean the merger, consolidation, reorganization, liquidation, dissolution or similar transaction entered into by TCK (except into Thermo Electron Corporation), the sale or disposition of 50% or more of the existing assets of TCK in one or a series of transactions, change in ownership of 50% or more of the beneficial ownership of the outstanding shares of common stock of TCK.

Severance Payments

Attached is a separate letter, which outlines the Enhanced Severance Program, which you are eligible for, in the event that you are terminated without Cause or if there is Change in Control of TCK on or prior to February 15, 2002. The Enhanced Severance Program will terminate as of February 15, 2002, and if you are terminated on or after February 16, 2002 you will receive the standard severance package in accordance with existing TCK policies.

By signing this agreement you agree to keep the documents and its terms confidential. After you have had the opportunity to read and understand this letter, please sign and date the acknowledgement line. Your signature acknowledges that this communication supersedes any prior agreements or understandings whether oral or written between you and TCK pertaining to any transition or incentive payments being offered to you in connection with any termination of employment with TCK.

On behalf of Thermo Ecotek Corporation, I thank you for your continued assistance and support. I look forward to working with you as we meet the challenges presented during this period of change and opportunity.

If  you  have  any  questions,   regarding   anything   contained   within  this
communication, please do not hesitate to contact either John Krupa, Director of Human Resources or myself.

Please make a photocopy for yourself and return the original to me no later than Wednesday, February 16, 2000.

Sincerely,



/s/ John T. Miller
-------------------------
John T. Miller
President Power Resources
Thermo Ecotek Corporation


Acknowledged and Agreed


/s/ Parimal S. Patel
-------------------------                         -------------------------
Parimal S. Patel                                            Date

February 11, 2000

Mr. Parimal S. Patel
10 Gould Road
Bedford, MA 01730

Dear Parimal:

This letter confirms our discussion and outlines the Enhanced Severance Program which shall be offered to you in the event that your employment is terminated without "Cause" (as defined below) or as a result of "Change in Control" of (as defined below) Thermo Ecotek Corporation ("TCK"). The availability of the Enhanced Severance Program, upon an employee's separation, is conditioned upon and will require the execution of a release of claims (a sample of which is attached to this letter). This Enhanced Severance Program together with the release document will be presented and reaffirmed, if necessary, at that time. If you do not execute the release of claims, you will only receive the standard severance package in accordance with existing TCK policies. This Enhanced Severance Program will remain available to eligible employees through February 15, 2002.

If you accept employment with another entity which is a subsidiary or affiliate of Thermo Electron Corporation or TCK the Enhanced Severance Program shall become null and void.

In order to maintain eligibility for any of the below outlined elements, the TCK requires that you remain a regular active employee unless your employment is terminated without Cause or as a result of a Change in Control.

For purposes of this Agreement, "Cause" shall be determined by TCK in the exercise of good faith and reasonable judgement. "Cause" will include but not be limited to, breach of this Agreement by you, any act by you of gross personal misconduct, gross insubordination, material misappropriation of funds, fraud, dishonesty, gross neglect of or failure to perform the duties reasonably required of you pursuant to your employment, engaging in activities that are competitive with Thermo Ecotek Corporation's business or any conduct which is in willful violation of any applicable law or regulation pertaining to TCK's business.

"Change of Control" shall mean the merger, consolidation, reorganization liquidation, dissolution or similar transaction entered into by TCK (except into Thermo Electron Corporation), the sale or disposition of 50% or more of the existing assets of TCK in one or a series of transactions, change in ownership of 50% or more of the beneficial ownership of the outstanding shares of common stock of TCK. If as a result of such Change in Control you are terminated or you are not offered a position with comparable salary, compensation, bonus and benefits, or your principal work location is moved by more than 50 miles, you will be eligible for the Enhanced Severance Program. However, if as a result of a Change of Control you are offered a position with comparable salary, compensation, bonus and benefits and your principal work location is not moved by more than 50 miles, you will not be eligible for the Enhanced Severance Program or the standard TCK severance benefits.

Notice of Termination

If your employment is terminated without Cause or as a result of a Change in Control, you will be notified at least 13 weeks prior to termination or receive 13 weeks pay-in-lieu-of notice, at TCK's option.

Salary Continuation

Beginning with the day following your termination date, you shall be placed on salary continuation through the regular payroll system, at your regular biweekly salary for a period of 78 weeks. TCK may, for its convenience, choose to provide this benefit in the form of a lump sum rather than salary continuation.

Vacation

Accrued but unused vacation will be paid to you with the first check covering the salary continuation period. Vacation payments will be calculated using your regular biweekly base compensation. You will not accrue additional vacation credit beyond your termination date.

Medical, Dental, and Life Insurance

Through the end of your salary continuation period, you may continue to participate in any medical, dental and/or life insurance programs in which you are currently enrolled, provided that you pay the regular employee portion of these benefits where applicable. Once medical and dental benefits cease, you will be notified of your eligibility to continue medical and dental coverage under the provisions of COBRA.

If TCK chooses to provide the salary continuation benefit through a lump sum payment, you will not be able to participate in the regular medical, dental and/or life insurance programs in which you are currently enrolled. However, you will be immediately eligible under the provisions of COBRA or the conversion provisions of these programs. Should this occur, TCK will issue to you a lump sum payment equal to 6 months of applicable premiums.

STD and LTD

Both short term and long term disability coverage will cease as of your last day of active employment.

Employee Assistance Program

This program will continue to be available to you and your dependents through the end of your salary continuation period.

Employee Stock Purchase Plan

You will continue to be eligible for participation under the normal plan rules through the end of your salary continuation period.

401K Plan

You will continue to be eligible for participation under the normal plan rules through the end of your salary continuation period.

Outplacement Program

The company has arranged, at no cost to you, outplacement consulting services through Keystone Associates. Keystone will coordinate the delivery of these services at their offices in Burlington, Massachusetts. You shall be eligible to begin receiving these services immediately upon termination, or you may schedule the start of this program anytime within 90 days after the date of your termination. The major elements of this comprehensive program include:

            Counseling

                        Resume development
                        Research skills
                        Self assessment and job targeting
                        Effective correspondence
                        Networking and other search techniques
                        Interview training

      Administrative Support

Office space and private telephone line with voice mail
            Research assistance
                  Reference library

The outplacement services described above will be available for a period of four months.

Sincerely,


/s/ John T. Miller
---------------------------
John T. Miller
Vice President
Thermo Ecotek Corporation

Sample Release of Claims

In exchange for the additional severance program offered to me by Thermo Ecotek Corporation in an Agreement dated February 11, 2000. I hereby release Thermo Ecotek Corporation and Thermo Electron Corporation, their subsidiaries and affiliates (collectively the "Corporation") and its officers, directors, employees and legal predecessors and successors from all claims, liabilities and causes of action, whether known or unknown, which I have, may have, or claim to have against the Corporation based upon or arising out of my employment with the Corporation. I hereby agree not to file any lawsuit to assert such claims, which include, but are not limited to any claims for breach of contract, wrongful termination, or age, sex, race, disability or other discrimination under the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, or any other federal, state, or local laws prohibiting such discrimination. As used herein, the Corporation includes any and all parents, divisions, or subsidiaries of the Corporation.

I understand that I have been advised to seek the advice of an attorney, if I so choose, prior to signing this release and that I am giving up any legal claims I have against the Corporation by signing this release. I further understand that I may have 21 days to consider this agreement, that I may revoke it at any time during the 7 days after I sign it, and that it shall not become effective until that 7 day revocation period has passed. I fully understand my right to take 21 days to consider signing this release and, after having sufficient time to consider my options, I hereby waive my right to take the full 21-day period. I acknowledge that I am signing this release knowingly, willingly and voluntarily in exchange for the additional severance payment described in this letter.

I acknowledge that I have carefully read and fully understand this Release of All Claims and I have not relied on any statement, written or oral, which is not set out in this document.




/s/ John T. Miller                                     /s/ Parimal S. Patel
-------------------------                              ------------------------
John T. Miller                                         Parimal S. Patel
Vice President
Thermo Ecotek Corporation